UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 1, 2013

SUNOPTA INC.
(Exact name of registrant as specified in its charter)

Canada	001-34198	Not Applicable
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		No.)

2838 Bovaird Drive West
Brampton, Ontario, L7A 0H2, Canada
(Address of Principal Executive Offices)

(905) 455-1990
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(b)	Director not Standing for Reelection

On April 1, 2013, Cyril, Ing, a director of SunOpta, Inc. (“SunOpta” or the “Company”), notified SunOpta that he would not be standing for reelection to the Company’s Board of Directors at the 2013 Annual and Special Meeting of Shareholders, which will be held on May 28, 2013. Mr. Ing’s decision not to stand for reelection was not the result of any disagreement between Mr. Ing and the Company.

The Board of Directors of the Company has selected Michael Detlefson as a director nominee to stand for election at the 2013 Annual and Special Meeting of Shareholders to fill the vacancy created by Mr. Ing’s decision not to stand for re-election. Mr. Detlefsen is Co-Managing Director of Muir Detlefsen & Associates Limited and President of Ceres Global Ag Corp. Further information regarding Mr. Detlefsen’s experience and expertise will be provided in the Company’s proxy statement relating to the 2013 Annual and Special Meeting of Shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOPTA INC.

By:	/s/ Robert McKeracher
Robert McKeracher
Vice President, Chief Financial Officer

Date:	April 2, 2013